AMENDMENT TO THE
SUBADVISORY AGREEMENT
BETWEEN
ALLIANZ INVESTMENT MANAGEMENT LLC
AND
NFJ INVESTMENT GROUP LLC
The Subadvisory Agreement betweem Allianz Investment Management LLC, a Minnesota limited liability company ("Manager"), and NFJ Investment Group LLC, a Delaware limited liability company ("Subadviser") dated April 30, 2009 (the "Agreement") is hereby amended to replace in its entirety Schedule A to the Agreement with theschedule of annual fees payable to the Subadviser contained in the revised Schedule A attached hereto.
Except as provided in this Amendment, all of the terms, conditions, covenants, contracts, and understandings contained in the Agreement shall remain unchanged an in full force and effect, and the same are hereby ratified and confirmed by the parties.

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     IN WITNESS WHEROF, the parties have hereby executed this Amendment and Schedule A to the Agreement, which shall have an effective date as of November 1, 2015.

ALLIANZ INVESTMENT                                                                                          NFJ INVESTMENT GROUP LLC
MANAGEMENT LLC

By: /s/ Brian Muench                                                                                                  By:   /s/ Barbaa R Claussen
Name:  Brian Muench                                                                                                Name:                           Barbara Claussen
Title: President                                                                                                                     Title:   Allianz GI CAO/MD

By: /s/ Ben Fischer

Name: Ben Fischer

Title:  NFJ CIO/MD

SCHEDULE A
Compensation pursuant to Section 4 of the Subadvisory Agreement shall be calculated in accordance with the following schedule:

Average Daily Net Assets*                                                                                                  Rate
AZL NFJ International Value Fund                                                                       0.50%

The rates set forth above apply to average daily net assets that are subject to the Subadviser's investment discretion in the Fund.

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